Exhibit 99.1

PROXY

MULTI-FINELINE ELECTRONIX, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for Special Meeting Dated [                    ], 2007

The undersigned hereby revokes all prior proxies and appoints Philip A. Harding and Craig Riedel (each, a “Proxy” and together, the “Proxies”), and each of them, as true and lawful agents and proxies with full power in each, to represent the undersigned at the Special Meeting of Stockholders of Multi-Fineline Electronix, Inc. to be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614 on [                    ], 2007, at 9:00 a.m., Pacific Standard Time, and at any postponement or adjournment thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN
P	THE ENCLOSED ENVELOPE.

R	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

O

X

Y

☒	Please mark votes as in this example.

1. Approval of proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore and the Singapore Code on Take-overs and Mergers, to approve, in connection with the closing of the Offer, the reorganization of M-Flex’s corporate structure such that M-Flex and MFS will become wholly owned subsidiaries of New M-Flex Holding Corporation, and to approve the issuance of shares of New M-Flex Holding Corporation common stock to shareholders of MFS pursuant to the Offer.

THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS (WITH HUAT SENG LIM, PH.D AND MR. CHOON SENG TAN ABSTAINING) STRONGLY RECOMMEND THAT YOU VOTE “AGAINST” THE PROPOSAL SET FORTH ABOVE.

FOR	AGAINST	ABSTAIN
☐	☐	☐

(Reverse Side)

Mark box at right if you plan to attend the Special Meeting.		☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.		☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature                                                    Date                                                    Signature                                                    Date